Exhibit 10.20

TriSalus Life Sciences, Inc.
2009 Equity Incentive Plan

Notice of Restricted Stock Unit Award

1.             You (“Participant”) have been granted Restricted Stock Units (“RSUs”) representing shares of the Common Stock of TriSalus Life Sciences, Inc. (the “Company”) on the following terms:

Name of Participant:	[ ]

Total Number of RSUs Granted:	[ ]

Date of Grant:	[ ]

Vesting Start Date:	[ ]

Expiration Date:	The earlier of (i) seven (7) years from the Date of Grant and (ii) the termination of the Merger Agreement (as defined below) prior to Closing (as defined in the Merger Agreement).

Vesting:	[To vest, the Service-Based Requirement and the Liquidity Event Requirement must be satisfied prior to the Expiration Date, in each case, subject to the Participant’s Continuous Service as of the date each such requirement is satisfied, as set forth below.]

[Service-Based Requirement:	The Service-Based Requirement will be satisfied in four equal annual installments (rounded down to the nearest whole RSU, except for the last installment where the previous fractions shall vest), commencing on the first anniversary of the Vesting Start Date and continuing on each of the next three anniversaries thereafter, provided that the Participant remains in Continuous Service through each such date.]

Liquidity Event Requirement:	The Liquidity Event Requirement will be satisfied (as to any then outstanding RSUs that have not previously been terminated pursuant to Section 2 of the Restricted Stock Unit Agreement) upon the consummation of the Merger as defined in the Merger Agreement (the “Closing”); provided that if the Merger Agreement is terminated prior to the Closing (such date of termination, the “Merger Termination Date”), the Liquidity Event Requirement shall not be satisfied and the RSUs shall immediately expire. “Merger Agreement” shall mean that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, MedTech Acquisition Corporation, a Delaware corporation (“MTAC”), and MTAC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MTAC (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of MTAC (the “Liquidity Event”). [In order to satisfy the Liquidity Event Requirement, the Participant must remain in Continuous Service through the Closing.]

Settlement:	Settlement of RSUs refers to the issuance of shares of Common Stock once the RSU is vested. If an RSU vests as a result of satisfaction of both applicable vesting requirements as described above, the Company will deliver one share of Common Stock for each vested RSU subject to this award at the time of settlement specified in Section 4 of the Restricted Stock Unit Agreement.

By signing below or otherwise accepting this Award in a manner acceptable to the Company, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of this Notice of Restricted Stock Unit Award, the TriSalus Life Sciences, Inc. 2009 Equity Incentive Plan (as amended, the “Plan”) and the Restricted Stock Unit Agreement. These latter two documents are attached to, and made a part of, this Notice of Restricted Stock Unit Award. Capitalized terms not otherwise defined herein or in the Restricted Stock Unit Agreement shall have the meaning set forth in the Plan. You hereby acknowledge that the vesting of the RSUs pursuant to this Notice of Restricted Stock Unit Award is conditioned on the satisfaction [of the Service-Based Requirement and the occurrence], on or before the Expiration Date, of the Liquidity Event. You shall have no right with respect to the RSUs to the extent the Liquidity Event does not occur on or before the Expiration Date [(regardless of the extent to which the Service-Based Requirement was satisfied)]. Section 9 of the Restricted Stock Unit Agreement also includes important acknowledgements.

Participant:	TriSalus Life Sciences, Inc.

By:
Email Address:	Title:

Address for Mailing Stock Certificate (only applicable if the Company has certificated shares):

THE RSUS GRANTED PURSUANT TO THE NOTICE OF RESTRICTED STOCK UNIT AWARD AND THIS AGREEMENT AND THE SHARES OF COMMON STOCK ISSUABLE THEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

TriSalus Life Sciences, Inc.
2009 Equity Incentive Plan

Restricted Stock Unit Agreement

Grant of Restricted Stock Units.

Grant. On the terms and conditions set forth in the Notice of Restricted Stock Unit Award and this Agreement, the Company grants to you on the Date of Grant the number of RSUs set forth in the Notice of Restricted Stock Unit Award. Each RSU represents the right to receive one share of Common Stock on the terms and conditions set forth in this Agreement.

Consideration. No payment is required for the RSUs that have been granted to you.

Nature of Units; No Rights As a Stockholder. Your RSUs are mere bookkeeping entries and represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock on a future date under specified conditions. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company. Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled pursuant to Section 4.

Stock Plan and Defined Terms. Your RSUs are granted pursuant to the Plan, a copy of which you acknowledge having received. The provisions of the Plan are incorporated into this Agreement by this reference. Certain capitalized terms are defined in Section 10 of this Agreement. Capitalized terms not otherwise defined herein or in the Notice of Restricted Stock Unit Award shall have the meanings set forth in the Plan.

Vesting.

Generally. The RSUs vest in accordance with the vesting schedule set forth in the Notice of Restricted Stock Unit Award. You will receive a benefit with respect to an RSU only if [both the Service-Based Requirement and] the Liquidity Event Requirement are satisfied on or before the Expiration Date. [Your RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date.]

Termination of Continuous Service. If your Continuous Service terminates for any reason, all RSUs which have not vested (i.e., which have not met [both the Service-Based Requirement and] the Liquidity Event Requirement) as of the date your Continuous Service terminates shall automatically terminate and be cancelled on the date that is 30 days after your termination date (such 30-day period, the “Post-Termination Period”).

Expiration of RSUs. If a Liquidity Event does not occur on or before the Expiration Date set forth in the Notice of Restricted Stock Unit Award, all RSUs [(regardless of whether or not, or the extent to which, the Service-Based Requirement had been satisfied as to such RSUs)] shall automatically terminate and be cancelled upon such date. Upon a termination of one or more RSUs pursuant to this Section 2, you will have no further right with respect to such RSUs or the shares of Common Stock previously allocated thereto.

Part-Time Employment and Leaves of Absence. [If you commence working on a part-time basis, then the Company may adjust the Service-Based Requirement set forth in the Notice of Restricted Stock Unit Award. If you go on a leave of absence, then, to the extent permitted by applicable law, the Company may adjust or suspend the Service-Based Requirement set forth in the Notice of Restricted Stock Unit Award.] Except as provided in the preceding sentence, Continuous Service shall be deemed to continue for any purpose under this Agreement while you are on a bona fide leave of absence approved by the Company in writing. Continuous Service shall be deemed to terminate when such leave ends, unless you immediately return to active work when such leave ends.

RESTRICTIONS APPLICABLE TO RSUS.

Except as otherwise provided in or pursuant to this Agreement or the Plan, these RSUs and the rights and privileges conferred hereby shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by you prior to the settlement of the RSUs. However, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock to which you were entitled at the time of your death pursuant to this Agreement by delivering a written beneficiary designation to the Company’s headquarters on the prescribed form before your death. If you deliver no such beneficiary designation or if your designated beneficiaries do not survive you, your estate will receive payments in respect of any vested RSUs.

SETTLEMENT of RSUs.

Settlement Date. Upon or following a Vesting Date with respect to a particular RSU, the Company will settle the RSU by one share of Common Stock for that RSU. In connection with the satisfaction of the Liquidity Event Requirement, settlement of any then service-vested RSUs will, subject to Section 2(b) below, occur 210 days after the Liquidity Event with respect to all RSUs vested on or before such settlement date (such date, the “Initial Settlement Date”). Any RSUs that vest after the Initial Settlement Date will be settled on or as soon as practicable after the Vesting Date applicable to the RSUs.

Change in Initial Settlement Date. To the extent permitted by Code Section 409A, settlement of any RSUs described in the second sentence of Section 4(a) may occur up to 30 days earlier than the Initial Settlement Date, on a later date in the same calendar year as the Initial Settlement Date or, if later, by the 15th day of the third calendar month following the Initial Settlement Date. In addition, settlement of any RSUs described in such second sentence may be accelerated to the extent permitted by Treasury Regulation Sections 1.409A-3(j)(4)(vi) and (xi). Any decision made pursuant to this Subsection (b) will be made by the Company’s Board in its sole discretion, and no Participant will be permitted, directly or indirectly, to select the calendar year of settlement.

Form of Delivery. The form of any delivery of shares of Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

Legality of Issuance. No shares of Common Stock shall be issued to you upon settlement of these RSUs unless and until the Company has determined that (i) you and the Company have taken any actions required to register the shares of Common Stock under the Securities Act or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or other securities market on which stock is listed has been satisfied; and (iii) any other applicable provision of federal, State or foreign law has been satisfied. The Company shall have no liability to issue shares of Common Stock in respect of the RSUs unless it is able to do so in compliance with applicable law.

Taxes.

Withholding Taxes. No consideration will be paid to you in respect of this Award unless you have made arrangements satisfactory to the Company and your Employer for the payment of all applicable federal, State, local and foreign income and employment withholding taxes which arise in connection with the vesting and/or settlement of these RSUs (the “Withholding Taxes”). To the extent that you fail to make such arrangements with respect to these RSUs, then you will permanently forfeit such RSUs. At the discretion of the Company, these arrangements may include (i) withholding from other compensation or amounts that are owed to you by your Employer, (ii) payment in cash, (iii) if the Common Stock is publicly traded, payment from the proceeds of the sale of shares through a Company-approved broker, or (iv) withholding a number of shares of Common Stock that otherwise would be issued to you when the RSUs are settled. If the Withholding Taxes are satisfied pursuant to clause (iv), you will be deemed to have been issued the full number of shares subject to the RSUs and the Fair Market Value of the withheld shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Withholding Taxes and such amount will be remitted to appropriate tax authorities by the Company or your Employer. You acknowledge that the responsibility for all Withholding Taxes is yours and may exceed the amount actually withheld by the Company or your Employer.

Section 409A. The settlement of these RSUs is intended to comply with the requirements of Code Section 409A and shall be administered and interpreted in a manner that complies with such requirements so that this award is not subject to additional tax or interest under Code Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Code Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Code Section 409A. In this regard, to the extent necessary to comply with Code Section 409A, any reference to your “termination of employment” or similar terms will mean your “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) (a “Separation”). In addition, if this Award is payable upon your Separation and you are a “specified employee” of the Company or any affiliate thereof within the meaning of Code Section 409A(a)(2)(B)(i) on the day of your Separation, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after your Separation, or (ii) your death, but only to the extent such delay is necessary so that this award is not subject to additional tax or interest under Code Section 409A. Each installment of your RSUs that vests is intended to constitute a separate payment for purposes of Code Section 409A.

Restrictions APPLICABLE TO SHARES.

Securities Law Restrictions. Regardless of whether the offering and sale of shares of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer shares of Common Stock acquired hereunder (or shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration. You (or the beneficiary or your personal representative in the event of your death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you or a transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6(b). This Section 6(b) shall not apply to shares of Common Stock registered in the public offering under the Securities Act.

Investment Intent at Grant. You represent and agree that the shares of Common Stock to be acquired upon settlement of these RSUs will be acquired for investment, and not with a view to the sale or distribution thereof.

Investment Intent at Settlement. In the event that the sale of shares of Common Stock under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, you shall represent and agree at the time of issuance that the shares of Common Stock being acquired upon settlement of these RSUs are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel, including, at the time of settlement, such representations as required by Regulation S of the Securities Act (if the Company is relying on such exemption).

Rights of the Company. The Company shall not be required to (i) transfer on its books any shares of Common Stock that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of shares of Common Stock, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the shares of Common Stock have been transferred in contravention of this Agreement.

Legends. All certificates evidencing the shares of Common Stock issued under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY (AND ANY INTEREST THEREIN) MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE ACQUIRED. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN SUCH RESTRICTED STOCK UNIT AGREEMENT. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH RESTRICTED STOCK UNIT AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing shares of Common Stock issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares but without such legend.

Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 6 shall be conclusive and binding on you and all other persons.

Adjustment Of Shares of Common stock.

2.            In the event of any transaction described in Section 13(a) of the Plan, the terms of these RSUs (including, without limitation, the number and kind of shares subject to these RSUs) shall be adjusted as set forth in Section 13(a) of the Plan. In the event that the Company is a party to a merger or consolidation or in the event of a sale of all or substantially all of the Company’s stock or assets, these RSUs shall be subject to the treatment provided by the Board in its sole discretion, as provided in Section 13 of the Plan; provided, however, that any action taken must either preserve the exemption of your RSUs from Code Section 409A or comply with Code Section 409A. Any additional RSUs and any new, substituted or additional shares, cash or other property that become subject to this award as a result of any such transaction shall be subject to the same conditions and restrictions as applicable to the RSUs to which they relate.

Miscellaneous provisions.

No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon you the right to remain in Continuous Service in any capacity for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your Continuous Service at any time and for any reason, with or without cause.

Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to you at the address that you most recently provided to the Company in accordance with this Section 8(b). In addition, to the extent required or permitted pursuant to rules established by the Company from time to time, notices may be delivered electronically.

Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized officer of the Company (other than you). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

Entire Agreement. The Notice of Restricted Stock Unit Award, this Agreement and the Plan constitute the entire understanding between you and the Company regarding the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

Acknowledgements.

In addition to the other terms, conditions and restrictions imposed on your RSUs and the shares issuable upon settlement of your RSUs pursuant to this Agreement and the Plan, you expressly acknowledge being subject to Section 6 (Restrictions Applicable to Shares, including without limitation the Market Stand-Off), as well as the following provisions:

Tax Consequences. You acknowledge that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the shares of Common Stock, if any, received hereunder, and you should consult a tax adviser regarding your tax obligations prior to such event. You acknowledge that the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or acquisition or sale of shares subject to this Award. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan. You further acknowledge that the Company (i) makes no representations or undertakings regarding the tax treatment of the award of RSUs, including, but not limited to the grant, vesting, or settlement of the RSUs, the subsequent sale of shares acquired pursuant to such RSUs, and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant of the RSUs to reduce or eliminate your tax liability or achieve any particular tax result. You agree that the Company does not have a duty to design or administer the RSUs, the Plan or its other compensation programs in a manner that minimizes your tax liability. You shall not make any claim against the Company or its Board, officers, or employees related to tax matters arising from this award or your other compensation.

Electronic Delivery of Documents. You acknowledge and agree that the Company may, in its sole discretion, deliver all documents relating the Company, the Plan or these RSUs and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by email or other means of electronic transmission (including by posting them on a website maintained by the Company or a third party under contract with the Company). You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.

Plan Discretionary. You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of the RSUs does not in any way create any contractual or other right to receive additional grants of RSUs (or benefits in lieu of RSUs) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when RSUs will be granted, the number of shares offered, and the vesting schedule, will be at the sole discretion of the Company.

Termination of Continuous Service. You understand and acknowledge that participation in the Plan ceases upon termination of your Continuous Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

Extraordinary Compensation. The value of your RSUs and the shares issuable thereunder shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Authorization to Disclose. You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

Personal Data Authorization. You consent to the collection, use and transfer of personal data as described in this Subsection (g). You understand and acknowledge that the Company, your Employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company and details of all RSUs or any other entitlements to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (g) by contacting the Company in writing.

Definitions.

“Agreement” means this Restricted Stock Unit Agreement.

“Continuous Service” means that the Participant’s service with the Company as a Service Provider is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or one of its Subsidiaries will not terminate a Participant’s Continuous Service, provided that there is no interruption or termination of the Participant’s Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company, including sick leave, military leave or an other personal leave, or (ii) transfers between the Company, one of its Subsidiaries, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption form or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h).

“Date of Grant” means the date specified in the Notice of Restricted Stock Unit Award, which date shall be the later of (i) the date on which the Board resolved to grant these RSUs or (ii) your first date of Continuous Service.

“Expiration Date” means the expiration date of the RSUs as set forth in the Notice of Restricted Stock Unit Award.

“Liquidity Event Requirement” means the requirements as described in the Notice of Restricted Stock Unit Award.

“Plan” means the TriSalus Life Sciences, Inc. 2009 Equity Incentive Plan, as in effect on the Date of Grant.

[“Service-Based Requirement” means the requirement to provide Service over the period of time set forth in the Notice of Restricted Stock Unit Award.]

“Vesting Date” means the date that the [Service-Based Requirement and the] Liquidity Event Requirement set forth in the Notice of Restricted Stock Unit Award have been satisfied.